UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

The Yankee Candle Company, Inc.

(Exact Name of Company as Specified in Charter)

Massachusetts	001-15023	04 259 1416

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way
South Deerfield, Massachusetts	01373

(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Management Incentive Plan for the 2005 Fiscal Year

     On February 14, 2005, the Compensation Committee of the Board of Directors of The Yankee Candle Company, Inc. (the “Company”) adopted the Company’s Management Incentive Plan for the 2005 Fiscal Year (the “2005 Plan”). The Company’s internal Salary Committee will administer the 2005 Plan and will determine those employees eligible to participate, which may include the Company’s executive officers. At the beginning of the fiscal year, the Salary Committee (or, with respect to the Company’s executive officers, the Compensation Committee of the Company’s Board of Directors) assigns each participant an incentive award target, expressed as a percentage of the participant’s base salary, based on the participant’s job classification, responsibilities and market practice. The amount of the incentive award target actually paid to a participant will be determined following the end of fiscal 2005, based on three factors:

•	the Company’s diluted earnings per share for fiscal 2005, as compared to the target established by the Compensation Committee;

•	the segment profit of the participant’s assigned business unit (i.e., the Company’s Retail or Wholesale Division), if applicable, as compared to the target established by the Compensation Committee; and

•	an assessment of the participant’s performance with respect to his or her individual performance objectives as established by the Salary Committee (or, with respect to the Company’s executive officers, by the Compensation Committee).

     No bonus is paid under the terms of the Plan if either diluted earnings per share or, with respect to a participant assigned to a business unit, the applicable business unit profitability falls below the minimum thresholds set by the Compensation Committee, regardless of the Company’s or the individual’s performance with respect to the other two factors.

     The 2005 incentive award targets for the Company’s “named executive officers” (as defined under SEC rules) based on 2004 compensation, as a percentage of each such officer’s salary, are:

Incentive
Name	Award Target
Craig W. Rydin	100%
Harlan M. Kent	75%
Robert R. Spellman	*
James A. Perley, Jr.	45%
Paul J. Hill	50%

*	No incentive award target assigned due to Mr. Spellman’s impending retirement.

     A copy of the 2005 Plan is filed as an exhibit to this Current Report on Form 8-K and the above summary is qualified by reference to the 2005 Plan.

Award of Performance Shares Agreements

     On February 14, 2005, the Compensation Committee approved Award of Performance Shares Agreements (the “Agreements”) with the following executive officers of the Company: Craig W. Rydin, Stephen Farley, Paul J. Hill, Harlan M. Kent, Lori Klimach, Martha S. LaCroix and James A. Perley (collectively, the “Recipients”).

     Each of the Agreements provides that the Company will issue shares of its common stock (“Performance Shares”) under the 1999 Stock Option and Award Plan of the Company to the Recipients, subject to the Company attaining targeted levels of cumulative earnings per share for the three fiscal years ending December 31, 2005, December 30, 2006 and December 29, 2007. The Agreement for each Recipient fixes a target number of Performance Shares for that Recipient. The actual number of Performance Shares issued to the Recipient will range from 0% to 175% of the target number, depending upon the Company’s cumulative earnings per share for those three fiscal years. The target number of Performance Shares for each of the Recipients is as follows:

Target Number of
Name	Performance Shares
Craig W. Rydin	45,000
Stephen Farley	4,000
Paul J. Hill	5,000
Harlan M. Kent	10,000
Lori Klimach	4,000
Martha S. LaCroix	4,500
James A. Perley, Jr.	5,000

     The Company will issue the Performance Shares, if any, to the Recipients following the Company’s publication of its financial results for the fiscal year ending December 29, 2007. In addition, the Company will at that time make a cash payment to each Recipient in an amount equal to (i) the amount (if any) of dividends per share of common stock payable between the date of the Agreement and the date of issuance of the Performance Shares, multiplied by (ii) the number of Performance Shares issued to such Recipient.

     Except as described below, if a Recipient’s employment with the Company terminates for any reason prior to December 29, 2007, he or she will forfeit all rights to receive Performance Shares or other payments under the Agreement, subject to the following two exceptions:

•	If, on or after January 1, 2006 but prior to December 29, 2007, the Recipient retires pursuant to the retirement guidelines set forth in the Agreement, or his or her employment is terminated by reason of death or disability, he or she will receive, following the publication of financial results for the fiscal year ended

December 29, 2007, (i) one-third of the number of Performance Shares that would otherwise have been issuable to the Recipient had he or she remained employed by the Company through December 29, 2007, if the retirement, death or disability occurs during the fiscal year ending December 30, 2006 or (ii) two-thirds of the number of Performance Shares that would otherwise have been issuable to the Recipient had he or she remained employed by the Company through December 29, 2007, if the retirement, death or disability occurs during the fiscal year ending December 29, 2007.

•	If a Change in Control (as defined in the 1999 Stock Option and Award Plan) of the Company occurs during the fiscal year ending December 30, 2006 or December 29, 2007, and the Recipient remains employed by the Company through the date of the Change in Control, then the Recipient’s target number of Performance Shares will be reduced to either one-third (if the Change in Control occurs during the fiscal year ending December 30, 2006) or two-thirds (if the Change in Control occurs during the fiscal year ending December 29, 2007) of the original target number, and the Company will issue to the Recipient a percentage, ranging from 0% to 175%, of such adjusted target number of Performance Shares based upon the Company’s earnings per share for either the fiscal year ending December 31, 2005 (if the Change in Control occurs during the fiscal year ending December 30, 2006) or the Company’s cumulative earnings per share for the fiscal years ending December 31, 2005 and December 30, 2006 (if the Change in Control occurs during the fiscal year ending December 29, 2007), in each case as compared to the targeted earnings per share for that period.

     The earnings per share targets for the fiscal years ending December 31, 2005, December 30, 2006 and December 29, 2007 were set by the Compensation Committee of the Board of Directors on February 14, 2005. These targets are the same for each Recipient and are set forth in the Agreements. The Compensation Committee has the authority to adjust the earnings per share targets to reflect events such as share repurchases or equity financings by the Company that affect the number of outstanding shares of common stock and acquisitions or other unusual events that affect the Company’s net income.

     Each Agreement also includes non-competition and non-solicitation covenants that prohibit the Recipient from competing with the Company for a period of two years after the termination of his or her employment for any reason and restrict the solicitation or hiring by the Recipient of employees of the Company for a period of two years after the termination of his or her employment for any reason.

     It is the Compensation Committee’s intent to grant awards of Performance Shares to its executives each year, with the awards based on cumulative earnings per share for the fiscal year in which the award is granted and the two following fiscal years. The Compensation Committee granted awards of Performance Shares to its executive officers for the first time in early January 2005, based on earnings per share targets for fiscal 2004, fiscal 2005 and fiscal 2006 established in July 2004. The timing of these original grants was based largely on the fact that the Performance Share program was first established by the Compensation Committee in the latter part of 2004. The Compensation Committee regards the January 2005 awards as fiscal 2004 awards, and expects that future awards of Performance Shares will be made early in each fiscal year.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 14, 2005, Jamie C. Nicholls resigned from the Company’s Board of Directors. Ms. Nicholls is a general partner of Forstmann Little & Co. and, with Forstmann Little & Co. having sold its entire share holdings in the Company, has decided to devote her time to other ventures.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

     99.1 Management Incentive Plan for the 2005 Fiscal Year

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YANKEE CANDLE COMPANY, INC.

Date: February 18, 2005	By:	/s/ Craig W. Rydin

Craig W. Rydin President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Management Incentive Plan for the 2005 Fiscal Year.